Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders



Nuveen Michigan Dividend Advantage Municipal Fund
333-58700
811-09453


The annual meeting of shareholders was held on November 30, 2009. The meeting was subsequently adjourned to January 12, 2010. At this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental
Investment Policies and the approval of new
Fundamental Investment Policies.

Voting results are as follows:

<c>To approve the elimination of the
fundamental policies relating to
investments in municipal securities and
below investment grade securities.
 <c>Common and MuniPreferred
shares voting together as a
class
<c>  MuniPreferred shares voting
together as a
class
   For
                   993,808
                       425
   Against
                     65,551
                         33
   Abstain
                     43,319
                           3
   Broker Non-Votes
                   306,574
                          -
      Total
                1,409,252
                       461



To approve the new fundamental policy
relating to investments in municipal
securities.


   For
                1,002,527
                       428
   Against
                     58,650
                         33
   Abstain
                     41,501
                          -
   Broker Non-Votes
                   306,574
                          -
      Total
                1,409,252
                       461


